Exhibit (a)(9)

AGREEMENT OF JOINT FILING AND POWER OF ATTORNEY

     Each of the undersigned hereby agrees that the Tender Offer Statement on Schedule TO to which this Agreement is attached and which relates to the shares of common stock, without par value, of Calprop Corporation (“Calprop”), a California corporation, may be filed on behalf of each of the undersigned in accordance with, and subject to, Rule 14d-1, Rule 13e-3 and all other applicable rules of the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     Each of the undersigned hereby irrevocably constitutes and appoints Victor Zaccaglin as his, her or its lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to prepare, execute in any and all capacities and file behalf of the undersigned, any filings or other documents required to be filed with the United States Securities and Exchange Commission and relating to the securities of Calprop, including, without limitation, the Schedule TO referred to above, any additional Statement on Schedule TO and any Schedule 13E-3, and any amendment, modification, or supplement to any of the foregoing. Each of the undersigned agrees that this agreement may be executed in separate counterparts and that the effectiveness of this agreement and appointment of an attorney-in-fact with respect to the undersigned shall not be affected by whether this copy or any counterpart hereof is signed by any of the other persons whose names appear below.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the respective dates indicated below for each of the undersigned.

Victor and Hannah Zaccaglin Trust, dated March 20, 1992

Date: January 15, 2005	By: /s/ Victor Zaccaglin
Name: Victor Zaccaglin
Title: Trustee

Date: January 15, 2005	/s/ John Curci
John Curci

Date: January 15, 2005	/s/ John L. Curci
John L. Curci

Curci Investments, LLC

Date: January 15, 2005	By: /s/ John Curci
Name: John Curci
Title: Managing Member

John L. Curci Trust

Date: January 15, 2005	By: /s/ John L. Curci
Name: John L. Curci
Title: Trustee

Eileen M. Zaccaglin Trust, dated June 20, 2001

Date: January 15, 2005	By: /s/ Gary Petch
Name: Gary Petch
Title: Trustee

Victor Lee Zaccaglin Trust, dated June 20, 2001

Date: January 15, 2005	By: /s/ Gary Petch
Name: Gary Petch
Title: Trustee